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                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of FaxSav Incorporated on Form S-8 of our reports dated March 29, 1996, on our audits of the financial statements and financial statement schedule of FaxSav Incorporated (formerly Digitran Corporation) as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, appearing in the registration statement on Form S-1 (File No. 333-09613) of FaxSav Incorporated filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                  /s/ COOPERS & LYBRAND L.L.P.
                                  ----------------------------
                                      Coopers & Lybrand L.L.P.


Parsippany, New Jersey
December 3, 1996